UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

COMMUNITY FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	333-215041	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia		30014
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 13, 2017, Community First Bancshares, Inc., a federal corporation in formation (the “Company”), Newton Federal Bank and Community First Bancshares, MHC, a federal mutual holding company in formation (the “MHC”) entered into an Agency Agreement with BSP Securities, LLC (“BSP”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offerings, BSP will receive (i) a non-refundable management fee of $25,000 and (ii) a service fee of 1.0% of the aggregate dollar amount of all shares of common stock sold in the subscription and community offerings. No fee will be paid on any shares purchased by the Bank’s directors, officers or employees or members of their immediate families, or on shares purchased by any employee benefit plan or trust established for the benefit of the Bank’s directors, officers and employees. The service fee will be reduced by the management fee. In the event a syndicated community offering is conducted, the Company will pay fees of 5.5% of the aggregate dollar amount of shares of common stock sold in the syndicated community offering to BSP and any other broker-dealers included in the syndicated community offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-215041) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated February 13, 2017.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Agency Agreement dated February 13, 2017, by and among the Company, Newton Federal Bank, the MHC and BSP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: February 16, 2017	By:	/s/ Johnny S. Smith
Johnny S. Smith
President and Chief Executive Officer